Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated May 31, 2024, relating to the financial statement of VanEck Ethereum ETF (formerly VanEck Ethereum Trust), as of May 20, 2024, and to the references to our firm under the heading “Experts” in such Registration Statement.

/s/Cohen & Company, Ltd.

Hunt Valley, Maryland

July 8, 2024